Pricing Supplement No.             f05-0524
	Pricing Supplement Dated:          May 24, 2005
	Rule 424(b)(3)
	File No.                           333-119615

	(To Prospectus Supplement
	and Prospectus Dated November 1, 2004)

	$5,000,000,000
	Citigroup Global Markets Holdings Inc.
	Retail Medium-Term Notes, Series F
	Due Nine Months or More From Date of Issue

	Trade Date:                        May 24, 2005
	Issue Date:                        May 27, 2005
	Settlement Date:                   May 27, 2005
	Following Business Day Convention

	Form of Note:                      Global/Book-Entry Only
	Calculation Agent:                 Citibank
	Minimum Denominations/Increments:  $1,000

	Purchasing Agent: Citigroup, acting as principal

	--------------------------------------------------------------

	CUSIP:                             17307XHZ7
	Aggregate Principal Amount:        USD 691,000.00
	Price to Public:                   100%
	Concession:                        0.8000%
	Net Proceeds to Issuer:            USD 685,472.00
	Interest Rate (per annum):         4.0000%
	Coupon Type:                       FIXED
	Interest Payment Frequency:        Quarterly
	First Interest Payment Date:       August 15, 2005
	Maturity Date:                     May 15, 2009
	Product Ranking:                   Senior Unsecured
	Survivor's Option:                 Yes

	Redemption Information:            Not Callable

	--------------------------------------------------------------

	CUSIP:                             17307XJC6
	Aggregate Principal Amount:        USD 2,540,000.00
	Price to Public:                   100%
	Concession:                        2.0000%
	Net Proceeds to Issuer:            USD 2,489,200.00
	Interest Rate (per annum):         4.7500%
	Coupon Type:                       STEP-UP
	Interest Payment Frequency:        Semiannual
	First Interest Payment Date:       November 15, 2005
	Maturity Date:                     May 15, 2020
	Product Ranking:                   Senior Unsecured
	Survivor's Option:                 Yes

	Redemption Information:            Subject to redemption
	at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

	Other Info	Initial coupon: 4.750%; Step-ups: 5.750% on
	          	05/15/2010; 6.500% on 05/15/2015